UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2016

ANTERO RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36120	80-0162034
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Wynkoop Street

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                   Submission of Matters to a Vote of Security Holders.

Antero Resources Corporation (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) on June 22, 2016. At the Annual Meeting, the Company’s stockholders were requested to (i) elect three Class III members of the Company’s Board of Directors to serve until the Company’s 2019 annual meeting of stockholders; (ii) ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016; (iii) approve, on an advisory basis, the compensation of the Company’s named executive officers; and (iv) approve, on an advisory basis, the preferred frequency of advisory votes on executive compensation. A stockholder proposal concerning a methane emissions report was withdrawn by the proponent, so was not voted upon. Each of these items is more fully described in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission on April 27, 2016.

The results of the matters voted upon at the Annual Meeting are as follows:

Proposal No. 1 — Election of Class III Directors: The election of each Class III director was approved as follows:

Nominee	For	Withheld	Broker Non-Votes
Richard W. Connor	238,085,397	2,023,660	11,150,560
Robert J. Clark	238,327,333	1,781,724	11,150,560
Benjamin A. Hardesty	236,206,160	3,902,897	11,150,560

Proposal No. 2 — Ratification of the Appointment of KPMG LLP: The ratification of the appointment of KPMG LLP was approved as follows:

For	Against	Abstain
250,032,344	609,379	617,894

Proposal No. 3 — Approval of the Compensation, on an Advisory Basis, of the Company’s Named Executive Officers: The compensation of the Company’s named executive officers was approved, on an advisory basis, as follows:

For	Against	Abstain	Broker Non-Votes
238,114,200	1,538,657	456,200	11,150,560

Proposal No. 4 — Approval, on an Advisory Basis, of the Preferred Frequency of Advisory Votes on Executive Compensation: The holding of advisory votes on executive compensation every year was approved, on an advisory basis, as follows:

Every Year	Every Two Years	Every Three Years	Abstain	Broker Non-Votes
237,593,669	12,010	2,113,665	389,713	11,150,560

The Company has determined that it will hold an advisory vote on executive compensation every year, until the next stockholder advisory vote on the preferred frequency of advisory votes on executive compensation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO RESOURCES CORPORATION

	By:	/s/ GLEN C. WARREN, JR.
Glen C. Warren, Jr.
President and Chief Financial Officer

Dated: June 23, 2016

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